                                         February 25, 1997

Westvaco Corporation
299 Park Avenue
New York, New York 10171

Gentlemen:

As Senior Vice President and General Counsel for Westvaco Corporation (the "Company") I have acted as your counsel in connection with the authorization of $300,000,000 principal amount of debt securities (the "Securities") of the Company and have examined a copy of the Indenture between the Company and Irving Trust Company, as Trustee, dated as of March 1, 1983 (the "Indenture"), in the form in which it was executed by the Company and the Trustee, the Company's registration statement on Form S-3 relating to the Securities (the "Registration Statement") and the form of Security to be issued pursuant to the Indenture.

I have examined such corporate records, documents, certificates and instruments as in my judgment are necessary and appropriate to enable me to render the opinion expressed below and I have participated in the preparation of the Securities and the Registration Statement and Prospectus referred to below. I have also examined and am familiar with the Indenture.

     It is my opinion that:

     (a) The Company has been incorporated and is validly existing as a Corporation in good standing under the laws of the State of Delaware;

     (b) The Indenture is a valid and binding instrument according to its terms except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights;

     (c) When the issuance of a Security has been authorized by the Company as contemplated in the Indenture, and when such Security has been executed, authenticated and delivered in accordance with the terms of the Indenture, and as described in the Registration Statement and in the Underwriting Agreement filed as an exhibit thereto, such Security will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights and will be entitled to the benefits of the Indenture.

Westvaco Corporation
299 Park Avenue
New York, New York 10171                 February 25, 1997


I consent to the filing of this Opinion as an exhibit to the Registration Statement of the Company filed with the Securities and Exchange Commission for the registration under Securities Act of 1933 as amended of the Securities, and to the use of my name under the heading, "Legal Opinion," in the Prospectus.


                                         Very truly yours,

                                         /s/ Wendell L. Willkie, II
                                         --------------------------
                                         Wendell L. Willkie, II
                                         Senior Vice President and
                                         General Counsel